UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549

                                 FORM 8-K

                              CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported):  March 3, 2001

                             Bail Corporation
           (Exact name of registrant as specified in its charter)


         Colorado                000-27321                    84-1493152
(State or other jurisdiction    (Commission                 (IRS Employer
     of incorporation)           File Number)             Identification No.)


7899 West Frost Drive, Littleton, Colorado                       80128
(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code: (303) 979-3224


                                Not applicable
        (Former name or former address, if changed since last report)



Item 1.  Changes in Control of Registrant.

     Effective as of March 3, 2001, Bail Corporation (the "Company"), Corporate Management Services, Inc. ("CMSI") and Charles A. Ross, Sr. ("Ross") entered into an Agreement for the Purchase of Common Stock pursuant to which CMSI will sell 900,000 shares of the common stock of the Company to Ross for $1,000. The closing of the sale is anticipated to occur before March 31, 2001. The funds for the purchase price are anticipated to come from the personal funds of Ross.

     As part of this transaction, Ross was appointed the Secretary of the Company and as a member of the Board of Directors. Prior to this transaction there was no relationship between Ross and the Company or CMSI nor did Ross own any securities of the Company.

     Upon the closing of the sale, Ross will own approximately 73.2% of the issued and outstanding shares of the Company and CMSI will continue to own approximately 8.1% of the Company's issued and outstanding shares. Concurrent with the closing, all of the current officers and directors of the Company will resign and directors designated by Ross will be appointed to the Company's Board of Directors.

Item 7(c).  Exhibits

      7.1 Agreement for the Purchase of Common Stock dated as of February 27, 2001, and effective as of March 3, 2001, by and between Corporate Management Services, Inc., Bail Corporation and Charles A. Ross, Sr.



                                  SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  March 7, 2001                BAIL CORPORATION


                                    By: /s/ George G. Andrews
                                        ---------------------
                                        George G. Andrews, President